News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Executive Vice President and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports First Quarter 2014 Results

MOULTRIE, GEORGIA, April 22, 2014 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the first quarter ended March 31, 2014.

First Quarter Income Highlights

•	Net income was $701 thousand in the first quarter of 2014, or $0.28 per diluted share, 24% higher than the $566 thousand, or $0.22 cents per diluted share, in the first quarter of 2013.
•	Net interest income grew 3.2%, to $3.2 million, when compared with last year’s first quarter, due to lower deposit costs combined with increase revenues from higher volume of earning assets.
•	Non-interest income increased 11.3% to $1.3 million when compared with the first quarter of 2013. A $126 thousand decrease in mortgage banking fees was offset by increases in trust fees, retail brokerage commissions, insurance commissions, and a $154 thousand gain on the sale of the remaining FNMA preferred stock.
•	Non-interest expense fell moderately to $3.5 million mainly due to decreased salary and benefits expenses.

Balance Sheet Trends and Asset Quality

•	Total assets at March 31, 2014 were $394.8 million, an increase of 7.9% from March 31, 2013.
•	Year over year asset growth continues to be driven by increases in non-interest bearing demand accounts, which at March 31, 2014 were $90.5 million, or 24.6% higher than this time last year.
•	Deposit growth was employed in a $15.1 million growth in loans and a $6.5 million growth in investment securities.
•	Assets quality remains satisfactory with extraordinarily low levels of non-performing assets.

Capital Management

•	The Corporation has a Total Risk-Based Capital Ratio of 15.30% and a Leverage Capital Ratio of 8.87%, both measurably above the federal “well capitalized” standard.
•	Return on equity increased to 8.71% compared with 7.50% in the first quarter of 2013.
•	Tangible book value per share at March 31, 2014, was $12.65, up from $11.80 compared with the quarter end of a year ago.

DeWitt Drew, President and CEO commented, “In spite of the challenging regulatory environment, we made a great amount of progress as evidenced by our results in the quarter. We are most encouraged that as we have grown our loans we have maintained solid asset quality metrics including extraordinarily low levels of nonperforming assets. We do, however, have heightened concerns about the affect the plethora of new regulations as a result of the Dodd-Frank Act and the Durbin Amendment to that Act will have on our customers, our Corporation and our communities. We are working tirelessly to adapt to this new environment but will not give up on the idea that regulatory relief is necessary.”

Dividends

In March 2014, the Corporation paid a first quarter cash dividend of $0.08 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 86 consecutive years.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately
$395 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Corporation’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Corporation’s actual results to differ materially from such statements, please refer to the Corporation’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Corporation undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	March 31, 2014	December 31, 2013	March 31, 2013
ASSETS
Cash and due from banks	$8,279	$7,074	$6,579
Interest-bearing deposits in banks	39,999	28,296	33,712
Federal funds sold	0	0	0
Certificates of deposit in other banks	3,430	3,430	4,165
Investment securities available for sale	40,654	36,461	31,210
Investment securities held to maturity	58,974	59,624	61,968
Federal Home Loan Bank stock, at cost	1,641	1,721	1,406
Loans, less unearned income and discount	222,828	218,688	207,760
Allowance for loan losses	(3,073)	(3,078)	(2,944)
Net loans	219,755	215,610	204,816
Premises and equipment	10,908	10,336	10,177
Foreclosed assets, net	609	406	1,524
Intangible assets	78	111	273
Bank owned life insurance	4,993	4,980	4,775
Other assets	5,465	5,846	5,445
Total assets	$394,785	$373,895	$366,050
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$21,435	$23,088	$27,716
Money market	103,211	89,933	94,070
Savings	30,112	28,792	27,587
Certificates of deposit $100,000 and over	32,629	36,957	34,986
Other time accounts	47,998	49,836	53,694
Total interest-bearing deposits	235,385	228,606	238,053
Noninterest-bearing deposits	90,461	81,829	72,604
Total deposits	325,846	310,435	310,657

Federal funds purchased	0	0	0
Other borrowings	11,800	11,800	2,000
Long-term debt	17,200	17,200	20,000
Accounts payable and accrued liabilities	7,632	3,040	3,045
Total liabilities	362,478	342,475	335,702
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	23,424	22,927	21,128
Accumulated other comprehensive income	(998)	(1,388)	(661)
Total	58,421	57,534	56,462
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	32,307	31,420	30,348
Total liabilities and shareholders' equity	$394,785	$373,895	$366,050

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months
	Ended March 31,
Interest income:	2014*	2013*
Interest and fees on loans	$2,949	$2,918
Interest and dividend on securities available for sale	220	162
Interest on securities held to maturity	343	366
Dividends on Federal Home Loan Bank stock	11	8
Interest on deposits in banks	21	23
Interest on certificates of deposit in other banks	9	11
Total interest income	3,553	3,488

Interest expense:
Interest on deposits	195	245
Interest on other borrowings	103	14
Interest on long-term debt	103	173
Total interest expense	401	432
Net interest income	3,152	3,056
Provision for loan losses	105	105
Net interest income after provision for losses on loans	3,047	2,951

Noninterest income:
Service charges on deposit accounts	324	300
Income from trust services	55	50
Income from retail brokerage services	92	76
Income from insurance services	361	359
Income from mortgage banking services	135	261
Net gain (loss) on the sale or disposition of assets	0	(54)
Net gain on the sale of securities	154	0
Other income	221	214
Total noninterest income	1,342	1,206

Noninterest expense:
Salary and employee benefits	2,069	2,103
Occupancy expense	252	253
Equipment expense	217	232
Data processing expense	273	277
Amortization of intangible assets	33	54
Other operating expense	658	630
Total noninterest expense	3,502	3,549

Income before income tax expense	887	608
Provision for income taxes	186	42
Net income	$701	$566

Net income per share, basic	$0.28	$0.22
Net income per share, diluted	$0.28	$0.22
Dividends paid per share	$0.08	$0.04
Basic weighted average shares outstanding	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837

SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At March 31	2014	2013

Assets	$394,785	$366,050
Loans, less unearned income & discount	$222,828	$207,760
Deposits	$325,846	$310,657
Shareholders' equity	$32,307	$30,348

Three Months Ended March 31	2014	2013

Performance Data & Ratios
Net income	$701	$566
Earnings per share, basic	$0.28	$0.22
Earnings per share, diluted	$0.28	$0.22
Dividends paid per share	$0.08	$0.04
Return on assets	0.72%	0.62%
Return on equity	8.71%	7.50%
Net interest margin (tax equivalent)	3.71%	3.94%
Dividend payout ratio	29.07%	18.01%
Efficiency ratio	74.98%	79.94%

Asset Quality Data & Ratios
Total nonperforming loans	$104	$848
Total nonperforming assets	$713	$2,547
Net loan charge offs	$109	$6
Reserve for loan losses to total loans	1.38%	1.42%
Nonperforming loans/total loans	0.05%	0.41%
Nonperforming assets/total assets	0.18%	0.70%
Net charge offs / average loans	0.20%	0.01%

Capital Ratios
Average common equity to average total assets	8.30%	8.33%
Tier 1 capital ratio	14.05%	14.08%
Tier 1 leverage ratio	8.87%	8.49%
Total risk based capital ratio	15.30%	15.35%
Book value per share	$12.68	$11.91
Tangible book value per share	$12.65	$11.80

Quarterly	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Averages	2014	2013	2013	2013	2013

Assets	$387,889	$374,542	$366,206	$359,767	$362,225
Loans, less unearned income & discount	$219,971	$222,723	$221,767	$212,274	$203,106
Deposits	$322,888	$310,406	$304,131	$303,995	$306,934
Equity	$32,184	$31,436	$30,639	$30,723	$30,186
Return on assets	0.72%	1.05%	0.71%	0.64%	0.62%
Return on equity	8.71%	12.50%	8.49%	7.47%	7.50%
Net income	$701	$982	$651	$574	$566
Net income per share, basic	$0.28	$0.39	$0.25	$0.23	$0.22
Net income per share, diluted	$0.28	$0.39	$0.25	$0.23	$0.22
Dividends paid per share	$0.08	$0.08	$0.04	$0.04	$0.04